Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

Atmus Filtration Technologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Other (2)	67,054,726(1)	N/A	$1,379,088,054.30	$0.0001476	$203,553.40
	Total Offering Amounts					$1,379,088,054.30		$203,553.40
	Total Fees Previously Paid							$0.00
	Total Fees Offsets							$0.00
	Net Fee Due							$203,553.40

(1)Represents up to 67,054,726 shares of common stock, par value $0.0001 per share (“Atmus Common Stock”), of Atmus Filtration Technologies Inc., a Delaware corporation (“Atmus”), being offered in exchange for shares of common stock, par value $2.50 per share (“Cummins Common Stock”), of Cummins Inc., an Indiana corporation (“Cummins”), pursuant to the exchange offer (the “Exchange Offer”) described in the prospectus forming a part of the registration statement filed by Atmus on Form S-4, with which this exhibit is filed.

(2)This maximum aggregate offering price assumes the acquisition of up to 5,455,685 shares of Cummins Common Stock in exchange for up to 67,054,726 shares of Atmus Common Stock held by Cummins. This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, is based on the product of (i) $252.78, the average of the high and low prices of Cummins Common Stock as reported on the New York Stock Exchange on February 13, 2024 and (ii) 5,455,685, the maximum number of shares of Cummins Common Stock to be acquired in the Exchange Offer (based on the indicative exchange ratio of 12.2908 shares of Atmus Common Stock per share of Cummins Common Stock in effect following the close of trading on the New York Stock Exchange on February 13, 2024 based on the daily VWAPs of shares of Cummins Common Stock and Atmus Common Stock on February 9, 12 and 13, 2024).